Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report, dated May 25, 2017, on the financial statements and financial highlights of Deutsche Real Assets Fund, included in the Annual Report to Shareholders for the year ended March 31, 2017, which are also incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14 (File No. 333-219089).

We also consent to the reference to our firm under the caption "Financial Highlights” in the Prospectus, dated July 31, 2017, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 145 (File No. 002-21789) of the Deutsche Real Assets Fund and is incorporated by reference in the Prospectus/Proxy Statement included in the Registration Statement on Form N-14.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated July 31, 2017, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 145 (File No. 002-21789) of the Deutsche Real Assets Fund and is incorporated by reference in the Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the references to us that appear under the headings “Independent Registered Public Accounting Firm” in the Prospectus/Proxy Statement and in the Agreement and Plan of Reorganization (Appendix B to the Prospectus/Proxy Statement).

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

September 19, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Pre-Effective Amendment No. 1 to Registration Statement on Form N-14 of Deutsche Market Trust (File No. 333-219089) (“Registration Statement”) of our report dated December 21, 2016, relating to the financial statements and financial highlights of Deutsche Gold & Precious Metals Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Other Information About the Funds”, “Financial Highlights”, and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, MA

September 20, 2017